                                                                  Exhibit 23.6

                          CONSENT OF NOMINEE FOR DIRECTOR

      The undersigned understands that Bakers Footwear Group, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

      The undersigned hereby consents to be named as a director nominee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.



                                                /s/ BERNARD A. EDISON
                                                --------------------------------
                                                Bernard A. Edison

                                                May 31, 2002